DRAFT Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com February 26, 2026 J.P. Morgan Securities LLC 270 Park Avenue, New York, NY 10017 BofA Securities, Inc. One Bryant Park New York, NY 10036 Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036 RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, NY 10281 as Representatives of the several Underwriters named in Section 3 of the Underwriting Agreement referred to below Ladies and Gentlemen: We have acted as special counsel for PPL Capital Funding, Inc., a Delaware corporation (“PPL Capital Funding”), and PPL Corporation, a Pennsylvania corporation (the “Company”), in connection with the Underwriting Agreement dated February 23, 2026 (the “Underwriting Agreement”) with you and the other several Underwriters named in Section 3 therein under which you and such other Underwriters have severally agreed to purchase from the Company 23,000,000 of its 7.00% Equity Units, initially in the form of 7.00% Corporate Units (“Corporate Units”), each with a stated amount of $50 and comprised of (i) a purchase contract (a “Purchase Contract”) under which the holder will purchase from the Company on February 15, 2029, for a price of $50 per Corporate Unit, a number of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company determined pursuant to the terms of the Purchase Contract and Pledge Agreement (as defined below), (ii) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of PPL Capital Funding’s 4.02% Remarketable Senior Notes due 2034 (“2034 RSNs”) and (iii) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of PPL Capital Funding’s 4.02% Remarketable Senior Notes due 2039 (“2039 RSNs” and, together with the 2034 RSNs, the “Notes”). The Notes will be guaranteed by guarantees of the Company (the “Guarantees”, together with the Notes, the Purchase Contracts and the Corporate Units, the “Securities”). The Corporate Units include 3,000,000 of the Company’s Corporate Units to be purchased pursuant to the option provided for by the Underwriting Agreement. Pursuant to the Purchase Contract and Pledge Agreement, a holder of Corporate Units, at its option, may elect to create Treasury Units (“Treasury Units”) by substituting pledged U.S. treasury securities for any pledged ownership interests in the Notes. The term “Equity Units” includes both Corporate Units and Treasury Units. This opinion is delivered pursuant to Section 7(e) of the Underwriting Agreement.

DRAFT J.P. Morgan Securities LLC BofA Securities, Inc. Morgan Stanley & Co. LLC RBC Capital Markets, LLC February 26, 2026 2 In accordance with the terms of the Purchase Contract and Pledge Agreement (the “Purchase Contract and Pledge Agreement”) dated February 26, 2026 among the Company and The Bank of New York Mellon, as purchase contract agent (the “Purchase Contract Agent”), collateral agent (the “Collateral Agent”), custodial agent and securities intermediary, pursuant to which the Corporate Units are to be issued, the holders of Corporate Units will pledge all of their respective right, title and interest in and to the Notes underlying the Corporate Units to the Collateral Agent for the benefit of the Company, to secure the holders’ obligations under the Purchase Contracts. The Notes are to be issued pursuant to the provisions of the Base Indenture dated as of November 1, 1997, heretofore supplemented and as further supplemented by Supplemental Indenture No. 19 establishing the terms of the 2034 RSNs and by Supplemental Indenture No. 20 establishing the terms of the 2039 RSNs, each dated as of February 26, 2026 (the Base Indenture as so supplemented, the “Indenture”) among PPL Capital Funding, the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Trustee”). We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. We have also reviewed the Company’s and PPL Capital Funding’s joint registration statement on Form S-3 (File Nos. 333-277140 and 333-277140-04) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and PPL Capital Funding and have participated in the preparation of the preliminary prospectus supplement dated February 23, 2026 (the “Preliminary Prospectus Supplement”) relating to the Securities, the pricing term sheet dated February 23, 2026 relating to the Securities and filed with the Commission pursuant to Rule 433 under the Act (the “Pricing Term Sheet”) and the prospectus supplement dated February 23, 2026 relating to the Securities (the “Prospectus Supplement”). The registration statement became effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the filing of the registration statement with the Commission on February 16, 2024 pursuant to Rule 462(e). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated February 16, 2024 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the Pricing Term Sheet, are hereinafter referred to as the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.” In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and PPL Capital Funding that we reviewed were and are accurate and

DRAFT J.P. Morgan Securities LLC BofA Securities, Inc. Morgan Stanley & Co. LLC RBC Capital Markets, LLC February 26, 2026 3 (vii) all representations made by the Company and PPL Capital Funding as to matters of fact in the documents that we reviewed were and are accurate. Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that: 1. PPL Capital Funding is validly existing as a corporation in good standing under the laws of the State of Delaware. 2. The Indenture has been duly authorized, executed and delivered by PPL Capital Funding, and assuming due authorization, execution and delivery by the Company, is a valid and binding agreement of, the Company and PPL Capital Funding, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law and (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. 3. The Notes have been duly authorized and executed by PPL Capital Funding and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of PPL Capital Funding, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law and (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. 4. Assuming the due authorization of the Guarantees by the Company, the Guarantees, when the Notes (and the Guarantees endorsed thereon) are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which the Guarantees are to be issued; provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law and (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. 5. Assuming due authorization of the Corporate Units by the Company and when executed and authenticated in accordance with the provisions of the Purchase Contract and Pledge Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Corporate Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Purchase Contract and Pledge Agreement; provided that we

DRAFT J.P. Morgan Securities LLC BofA Securities, Inc. Morgan Stanley & Co. LLC RBC Capital Markets, LLC February 26, 2026 4 express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law and (y) the validity, legally binding effect or enforceability of any provision in the Corporate Units that provides for a settlement rate in connection with certain corporate events in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture. 6. Assuming due authorization, execution and delivery of the Purchase Contract and Pledge Agreement by the Company and assuming due authorization, execution and delivery thereof by the other parties thereto, the Purchase Contract and Pledge Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law and (y) the validity, legally binding effect or enforceability of any provision in the Purchase Contract and Pledge Agreement that provides for a settlement rate in connection with certain corporate events in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture. 7. The Underwriting Agreement has been duly authorized, executed and delivered by PPL Capital Funding. 8. Neither the Company nor PPL Capital Funding is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will be, required to register as an investment company as such term is defined in the Investment Company Act of 1940, as amended. 9. No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Securities, the Purchase Contract and Pledge Agreement, the Indenture and the Underwriting Agreement (collectively, the “Documents”) is required for the execution, delivery and performance by the Company or PPL Capital Funding of its respective obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion. 10. The execution and delivery by PPL Capital Funding of, and the performance by PPL Capital Funding of its obligations under, the Documents will not contravene the certificate of incorporation or by-laws of PPL Capital Funding. We have considered the statements included in the Disclosure Package under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Senior Notes” and in the Prospectus under such captions insofar as they summarize provisions of the Securities, the Purchase Contract and Pledge Agreement and the Indenture. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Disclosure Package and the Prospectus under the caption “Material United States Federal Income and Estate Tax Consequences,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

DRAFT J.P. Morgan Securities LLC BofA Securities, Inc. Morgan Stanley & Co. LLC RBC Capital Markets, LLC February 26, 2026 5 In rendering the opinions in paragraphs (2) through (7) above, we have assumed that each party to the Documents other than as expressly covered above in respect of PPL Capital Funding has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company and PPL Capital Funding, and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company and PPL Capital Funding). We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Company or PPL Capital Funding, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. Insofar as the foregoing opinion involves matters governed by the laws of Pennsylvania, we have relied, without independent inquiry or investigation, on the opinion of W. Eric Marr, Esq., Assistant General Counsel of PPL Corporation, delivered to you today pursuant to the Underwriting Agreement. This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. In rendering his opinion to you, W. Eric Marr, Esq. may rely upon this opinion as to all matters of New York law addressed herein as if this opinion were addressed directly to him. Except as aforesaid, this opinion may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent. Very truly yours, /s/ Davis Polk & Wardwell LLP